Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                        Richard L. Brown & Company, P.A.
                         1810 S. MacDill Avenue, Suite 3
                                 Tampa, FL 33629



Raven Moon Entertainment, Inc.
120 International Parkway, Suite 220
Heathrow, Florida 32826

     We hereby consent to the incorporation by reference in the Registration Statement on Form SB-2, of our reports dated April 5, 2002, with respect to the financial statements of Raven Moon Entertainment, Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 2001, filed with the Securities and Exchange Commission, and September 24, 2002 which have been incorporated by reference in its entirety in the Registration Statement on Form SB-2:

November 1, 2002


/s/  Richard L. Brown & Company, P.A.
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     Richard L. Brown & Company, P.A.